As filed with the Securities and Exchange Commission on July 13, 2007
                        Registration No. 333------------

                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-1
                             Registration Statement
                        Under The Securities Act of 1933

                               Powered Corporation
              (Exact name of small business issuer in its charter)

             Texas                       4991                  76-0534152
(State or other jurisdiction of    (Primary standard        (I.R.S. Employer
 incorporation or organization)     industrial code)     Identification Number)

                               Powered Corporation
                          2925 Briarpark Dr, Suite 930
                              Houston, Texas 77042
                               voice: 713-992-4755
                               fax: (281) 493-3444
(Address and telephone number of principal executive offices and principal place of business)

                                  James Jeffrey
                          2925 Briarpark Dr, Suite 930
                              Houston, Texas 77042
                              voice: : 713-992-4755
                               fax: (281) 493-3444
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a Copy to:
                               Joel Seidner, Esq.
                               880 Tully Road #50
                              Houston, Texas 77079
                              voice: (281) 493-1311
                               fax: (281) 667-3292

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title Of Each                       Proposed         Proposed
Class Of                            Maximum          Maximum
Securities     Amount               Offering         Aggregate      Amount of
To Be          To Be                Price            Offering       Registration
Registered     Registered (1)       Per Share        Price          Fee
--------------------------------------------------------------------------------
Selling
Shareholder
Common Stock   4,610,000 shares     $10.00 (2)       $46,100,000    $ 1,430.00
                                    per share                       ------------

                                                    Total Fee       $ 1,430.00
                                                                    ============

--------------------------

(1) In accordance with Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of common stock as may be issuable upon pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions

(2)  The Proposed Maximum Offering Price Per Share was computed pursuant to Rule
457. This fee is calculated based on the reasonable estimate of the company as to the price at which the shares will trade when there is a market for trading our common stock. This offering is our initial public offering by selling stockholders. Our stock has not and does not now have a public trading market.


     THE INFORMATION IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. THE SECURITIES COVERED BY THIS PROSPECTUS CANNOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THAT STATE.

                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS

     WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


THIS IS OUR INITIAL PUBLIC OFFERING BY SELLING STOCKHOLDERS


                       SUBJECT TO COMPLETION July 13, 2007


                                   PROSPECTUS

                               Powered Corporation
                          2925 Briarpark Dr, Suite 930
                              Houston, Texas 77042
                              voice: : 713-992-4755
                               fax: (281) 493-3444

                        4,610,000 Shares of Common Stock

     This prospectus relates to the sale of up to 4,610,000shares of our common stock by selling stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders.

     There is no market for our common stock.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus is ____ , 2007

Until __ , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                      Page

Available Information                                                  7
Prospectus Summary                                                     8
Selected Financial Data                                                9
Risk Factors                                                          11
Information Regarding Forward-Looking Statements                      16
Use of Proceeds                                                       16
Determination of Offering Price                                       17
Dilution                                                              17
Description of Business                                               18
Description of Property                                               20
Financial Statements                                                  20 and F-1
Management's Discussion and Analysis                                  20
Market Risk                                                           23
Market for Common Equity and Related Stockholder Matters              24
Directors, Executive Officers, Promoters and Control Persons          25
Executive Compensation                                                33
Security Ownership of Certain Beneficial Owners and Management        35
Organization Within Last Five Years                                   37
Certain Relationships and Related Transactions                        37
Description of Securities                                             38
Selling Stockholders                                                  41
Plan of Distribution                                                  42
Changes In and Disagreements With Accountants
    on Accounting and Financial Disclosure                            43
Legal Proceedings                                                     43
Interest of Named Experts and Counsel                                 43
Disclosure of Commission Position on Indemnification
    for Securities Act Liabilities                                    43

                              AVAILABLE INFORMATION

     We are not currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At such time as this registration statement is effective, we will begin filing periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent registered public accounting firm and interim reports containing unaudited financial information as may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: James Jeffrey, Powered Corporation, 2925 Briarpark Dr, Suite 930, Houston, Texas 77042, voice:
(713) 992-4755, fax: (281) 493-3444.

     Our web site is www.poweredcorp.com. When this registration statement is effective we will begin providing free of charge on our web site our annual report on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable.

     We have filed a Registration Statement with the Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including its exhibits, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington , D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington , D.C. 20549.

     The web site of the Commission is www.sec.gov and it contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's web site may access such information by searching the EDGAR database. This registration statement and any amendments thereto will be on the Commission's web site.

                               PROSPECTUS SUMMARY

     Our name is Powered Corporation. This is our initial public offering. In this registration statement we refer to ourselves as Powered Corporation, Powered, We, Us and Our. We have no subsidiaries. We were incorporated in Texas in 1996. Our address is: Powered Corporation, 2925 Briarpark Dr, Suite 930, Houston, Texas 77042, voice: : 1-713-992-4755, fax: (281) 493-3444. Our
CEO is James Jeffrey.

     Powered was formed to design, build and operate nuclear power plants and related infrastructure facilities in various countries. We also prepare and coordinate preliminary risk analysis and assessment studies for electric power generation facilities. Ultimately we hope to be a joint venture partner or hold an ownership position in power generation projects for which we conduct preliminary risk analysis and assessment studies. We also hope to take on the role of the builder of power generation projects. In 2006, Khalid Al-Sunaid, a Director, engaged us and paid us $25,000 to prepare a preliminary risk analysis and assessment study concerning a power generation project in the Republic of Yemen. We completed that preliminary risk analysis and assessment study in 2006.

THE OFFERING

Outstanding        41,364,000 shares outstanding as of July 13, 2007.
Common Stock
Before This
Offering

Common Stock       4,610,000 shares offered by selling stockholders.
Offered

Outstanding        41,364,000 shares of if all offered shares are sold.
Common Stock
After This
Offering

Offering Price     Shares held by selling stockholders will be sold for a price to be determined at the time of sale by the Selling
                   Stockholders. The Selling Stockholders are not required to sell any shares.

Proceeds We will not receive proceeds from the sale of our shares by the Selling Stockholders.

Risk Factors       The securities offered hereby involve a high degree of risk.
                   See "Risk Factors."

                                            SELECTED FINANCIAL DATA

                                                                                                  Years ended
                                                                                                 December 31,
                               -------------------------------------------------------------------------------
                                       2002           2003           2004           2005                 2006
                               -------------------------------------------------------------------------------
Statement of operations data:
Revenues:
  Consulting fees to
    related party              $         -   $          -   $          -   $          -   $            25,000

Operating expenses:
  General and administrative        10,000          3,000      1,111,562        634,765             1,449,930
  Depreciation
                               ------------  -------------  -------------  -------------  --------------------
Total operating expenses            10,000          3,000      1,111,562        634,765             1,449,930
                               ------------  -------------  -------------  -------------  --------------------

Loss from operations               (10,000)        (3,000)    (1,111,562)      (634,765)           (1,424,930)

Other income (expenses):
Dividend income                                                                                           305
Currency exchange                                                                                      (1,010)
                               ------------  -------------  -------------  -------------  --------------------
Total other expenses                     -              -              -              -                  (705)
                               ------------  -------------  -------------  -------------  --------------------

Net loss                       $   (10,000)  $     (3,000)  $ (1,111,562)  $   (634,765)  $        (1,425,635)
                               ------------  -------------  -------------  -------------  --------------------

Net loss per share             $      0.00   $       0.00   $      (0.02)  $      (0.01)  $             (0.02)
                               ------------  -------------  -------------  -------------  --------------------

Weighted average number
  of common shares               9,786,753     10,043,192     62,166,424     64,436,582            67,800,904
                               ------------  -------------  -------------  -------------  --------------------


                                                                                            As of December 31,
                               -------------------------------------------------------------------------------
                                      2002           2003           2004           2005                  2006
                               -------------------------------------------------------------------------------

Balance sheet data:
Cash                           $         -   $          -   $          -   $          -   $            60,541
Total assets                             -              -          5,000          5,000                66,902
Long-term debt                           -              -              -              -                     -
Convertible preferred stock              -              -              -              -                     -
Total stockholders' equity               -              -          5,000          5,000                46,902

                                                      Three months
                                                   ended March 31,
                               ------------------------------------
                                          2006                2007
                               ------------------------------------
Statement of operations data:
Revenues:
  Consulting fees to
    related party              $              -   $              -

Operating expenses:
  General and administrative            172,358         30,958,813
  Depreciation                                               5,103
                               -----------------  -----------------
Total operating expenses                172,358         30,963,916

                               -----------------  -----------------
Loss from operations                   (172,358)       (30,963,916)

Other income (expenses):
Dividend income                               -                 24
Currency exchange                             -               (103)
                               -----------------  -----------------
Total other expenses                          -                (79)

                               -----------------  -----------------
Net loss                       $       (172,358)  $    (30,963,995)
                               -----------------  -----------------

Net loss per share             $           0.00   $          (0.76)
                               -----------------  -----------------

Weighted average number
  of common shares                   66,358,267         40,964,000
                               -----------------  -----------------


                                 As of March 31,
                               -----------------
                                           2007
                               -----------------

Balance sheet data:
Cash                           $      1,520,794
Total assets                          2,021,407
Long-term debt                                -
Convertible preferred stock                   -
Total stockholders' equity            2,000,407

                                  RISK FACTORS

     You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the risk factors that might cause those differences.


                       Risks About Our Financial Condition
                       -----------------------------------


WE HAVE LIMITED CAPTIAL TO EXECUTE OUR BUSINESS PLAN.

     We will need to raise sufficient funds to finance our activities. We may not be able to achieve or sustain profitability.

WE MUST RAISE CAPITAL.

     To raise capital, we may sell additional equity securities, or accept debt financing or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms acceptable to us. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of both classes of our outstanding Common Stock.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS.

     We will require additional capital resources in order to conduct our operations. We expect that our available cash and contributions from our Directors and Officers will be insufficient to finance our planned activities beyond 2007. In order to grow and expand our business, we will need to raise additional funds within approximately twelve months.

                       Risks About Our Foreign Operations
                       ----------------------------------


WE MAY BECOME SUBJECT TO FOREIGN GOVERNMENTAL REGULATIONS.

     All of our power generation preliminary risk analysis and assessment studies will be conducted in foreign countries. The same will be true for any future power construction projects. These activities may be subject to extensive foreign government regulation whereby a foreign government may interrupt or terminate a preliminary risk analysis and assessment study or project because of ecological and other considerations. A foreign government could also impose untenable conditions on us. Such conditions would mean that we would have to halt our activity. It is impossible to predict future proposals that might be enacted into law and the effect they might have on us. Government restrictions on our activities may have an adverse effect on us.

     State and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. In addition, there are state statutes, rules and regulations governing conservation matters, including the unitization or pooling of oil and gas properties, establishment of maximum rates of production from oil and gas wells and the spacing, plugging and abandonment of such wells. Such statutes and regulations may limit the rate at which oil and gas could otherwise be produced from our properties and may restrict the number of wells that may be drilled on a particular lease or in a particular field.

LOCAL AND REGIONAL HOSTILITIES.

     Our first preliminary risk analysis and assessment study was about electric power generation in the Republic of Yemen, which is in a region of the world where there have been recent regional hostilities. Although the Republic of Yemen is a peaceful nation, external or internal forces could potentially create a political or military climate that might cause a change in political leadership or the outbreak of local or regional hostilities. Such a change could result in our having to cease our operations in the Republic of Yemen and result in the loss of business opportunities there.

REPERCUSSIONS FROM THE TERRORIST ACTS COULD HARM US.

     Terrorist attacks many cause instability where we may have business activity. Armed conflict, civil unrest, terrorist activities and the attendant political instability and societal disruption may reduce demand for our services and prevent us for competing our work

LOCAL POLITICS.

     Our non-U.S. activities may be substantially affected by factors beyond our control, any of which could materially adversely affect our financial position or results of operations. Furthermore, in the event of a dispute arising from our non-U.S. operations, we may be subject to the exclusive jurisdiction of courts outside the United States or may not be successful in subjecting non-U.S. persons to the jurisdiction of the courts in the United States.

     We expect most of our business activity to occur in foreign counties which will make us subject to:

-- political uncertainties, and changes in governmental electric power policies or the personnel administering them;

--   expropriation of property;

--   cancellation or modification of contract rights and construction permits;

--   foreign exchange restrictions;

--   currency fluctuations;

-- risks of loss due to civil strife, acts of war, terrorist activities and insurrection;

--   royalty and tax increases; and

-- other risks arising out of foreign governmental sovereignty over the areas in which our operations are conducted.

WE HAVE NO INSURANCE AT THIS TIME. WE DO NOT INSURE AGAINST POTENTIAL LOSSES. WE COULD BE SERIOUSLY HARMED BY UNEXPECTED LIABILITIES AND LOSSES.

     We do not currently maintain insurance against any potential losses or liabilities arising from our operations.


Risks About the Business of Preliminary Risk Analysis and Assessment Studies and
--------------------------------------------------------------------------------
                     Electric Power Generation Construction.
                     ---------------------------------------


THE UNAVAILABILITY OF POWER GENERATION EQUIPMENT COULD ADVERSELY IMPACT US.

     At such time as when, if and as we begin a power construction project, the domicile nation of the source of equipment could prevent us from exporting such equipment. Conversely, a foreign country could prevent imports from the domicile nation of the source of equipment. Any of unavailability, shortages or increases in the cost of equipment, supplies or personnel could delay or adversely affect us. There can be no assurance that we will be able to obtain the necessary equipment or that services will be available at economical prices.

EXPANSION OF OUR PRELIMINARY RISK ANALYSIS AND ASSESSMENT STUDY CAPABILITIES OR CONSTRUCTION CAPABILITIES WILL REQUIRE CAPITAL FROM OUTSIDE SOURCES.

     Absent raising additional capital or entering into joint venture agreements with larger businesses, we will not be able to increase the scope of our activities. There is no assurance that capital will be available in the future to us or that capital will be available to us under terms that are acceptable to us. We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in our assets being pledged as collateral and which would increase our debt service requirements).

     Additional capital could be obtained from a combination of funding sources, many of which could have an adverse effect on our business, results of operations and financial condition. These potential funding sources, and the potential adverse effects attributable thereto, include:

     - cash flow from operating activities, which is sensitive to income we receive;

     - borrowings from financial institutions, which may subject us to restrictive covenants, including covenants restricting our ability to raise additional capital or pay dividends;

     - debt offerings, which would increase our leverage and add to our need for cash to service such debt (which could result in additional assets being pledged as collateral and which could increase our debt service requirements);

     - additional offerings of equity securities, which would cause dilution of our common stock;

     - additional sales of interests in our projects, which could reduce future revenues.

     Our ability to raise additional capital will depend on the results of operations and the status of various capital markets and industry markets at the time additional capital is sought. Capital may not become available to us from any particular source or at all from any source. Even if additional capital becomes available, it may not be on terms acceptable to us or on favorable terms. Failure to obtain additional financing on acceptable terms may have an adverse effect on our business, results of operations and financial condition.

WE HAVE COMPETITION FROM OTHER COMPANIES.

     A large number of large companies are engaged in power generation feasibility studies and construction projects., and there is competition for the most desirable projects. We expect intense competition from other companies. We could be competing with large companies which may have financial resources significantly greater than ours.

WE DEPEND ON CONTRACTORS AND VENDORS.

     We will be dependent on contractors and vendors for the success of our power generation feasibility studies and construction projects. We could be harmed if we fail to attract quality contractors and vendors to work for us. We will have little control over factors that would influence the performance of our vendors.


                    RISKS RELATED TO OUR FINANCIAL OPERATIONS
                    -----------------------------------------


WE HAVE A HISTORY OF LOSSES.

     We have experienced substantial operating losses. We expect to incur significant operating losses until our revenues grow substantially. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES.

     We have a substantial accumulated deficit. We may not be able to meet our debts as they become due. If we are unable to generate sufficient cash flow or obtain funds to pay debt, we will be in default.

IF WE CANNOT OBTAIN ADDITIONAL FINANCING, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

     Our financial statements reflect recurring, ongoing and substantial yearly net losses, and negative cash flows from operations. These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs. We have raised capital and used our stock to pay consultants. However, future financing may not be available in amounts or on terms acceptable to us, if at all. If we cannot raise funds on acceptable terms, or achieve positive cash flow, we may be forced to curtail operations or may ultimately cease to exist. We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may be forced to reduce our scope of operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds.


                           RISKS ABOUT OUR SECURITIES
                           --------------------------


THERE HAS BEEN NO PRIOR MARKET FOR OUR SECURITIES AND A PUBLIC MARKET FOR OUR SECURITIES MAY NOT DEVELOP OR BE SUSTAINED.

     Our Common Stock is not registered. There is not now, and there has never been a public trading market for our Common Stock, nor a trading symbol. We have never had a market maker for our stock. There is no assurance that there will ever be trading market for our common stock.

WHEN, IF AND AS OUR COMMON STOCK STARTS TRADING IN A PUBLIC MARKET, THE STOCK PRICE MAY NOT INITIALLY, NOR OVER TIME, REFLECT OUR TRUE VALUE.

     The market price of our common stock may not accurately reflect the future value of our stock in any market. Our stock price may fluctuate significantly. We do not know what the value of our common shares will be in the future.

WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.

     We may seek to raise additional equity capital in the future. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

SHAREHOLDERS COULD INCUR NEGATIVE IMPACT DUE TO THE REGSITRATION OR REMOVAL OF THE LEGEND ON A SIGNIFICANT PERCENTAGE OF OUR OUTSTANDING SHARES OF COMMON STOCK, OR THE EXERCISE OF OPTIONS.

     As of July 13, 2007, all shares of our common stock and preferred stock are restricted stock. In the future we may issue other shares of restricted stock
or options on common stock.   We are registering a substantial number of shares
of common stock.   In the event that a substantial number of these shares are offered for sale in the marketplace by selling stockholders, the market price of our common stock could be adversely affected.

OUR MANAGEMENT CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CURRENT OUTSTANDING COMMON STOCK; THEIR INTERESTS MAY CONFLICT WITH THOSE OF OUR SHAREHOLDERS.

     As of July 13, 2007, we have outstanding 4,000 shares of Series B Preferred Stock, which at this time has a constant 51% of the voting power until the year 2099. These shares are owned by our Directors. This concentration of voting control gives our Directors substantial influence over any matters which require a shareholder vote, including, without limitation, the election of Directors, even if their interests may conflict with those of other shareholders. It could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have an adverse effect on the market price of our common stock or prevent our shareholders from realizing a premium over the then prevailing market prices for their shares of common stock.

IF A TRADING MARKET DEVELOPS FOR OUR COMMON STOCK, WE ANTICIPATE OUR STOCK PRICE TO BE HIGHLY VOLATILE AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

     Trading prices of our common stock may fluctuate in response to a number of events and factors, such as:

     -    general economic conditions changes in interest rates;

     -    conditions or trends in the power industry;

     - new products, services, innovations, and strategic developments by our competitors or us, or business combinations and investments by our competitors or us;

     -    changes in environmental regulation;

     - changes in our capital structure, including issuance of additional debt or equity to the public;

     -    corporate restructurings, including layoffs or closures of facilities;

     -    Financial analyst reports, news and speculation.

     Any of these events may cause our stock price to rise or fall and may adversely affect our business and financing opportunities.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

     We do not anticipate being able to pay cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available, the desire of the Board of Directors and other factors. In all likelihood, an investor in this offering will realize a profit on their investment only if the market price of our common stock increases in value and he sells his stock.

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     The Selling Stockholders may offer and sell their shares at prices and times determined by them. However, the Selling Stockholders are not required to engage in any stock selling at all. The timing of sales and the prices at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock. If the Selling Stockholders offer or sell their shares at less than the then prevailing market price, our stock price may decline.

IF THERE IS EVER A PUBLIC MARKET FOR OUR COMMON STOCK, IT MAY TRADE UNDER $5.00 PER SHARE. THE PENNY STOCK REGULATIONS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES.

     Our securities may be considered a penny stock in the future. Penny stocks generally are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that the current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our Common Stock in the public market, if any.


               MATERIAL RISKS RELATED TO OUR CORPORATE GOVERNANCE
               --------------------------------------------------


OUR OFFICERS AND DIRECTORS HAVE INDEMNITY RIGHTS.

     The corporate law of Texas, our Articles of Incorporation and our By-Laws provide that we may indemnify our Officers and Directors. The effect of these provisions could be to dissuade lawsuits against our Officers and Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, Officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                INFORMATION ABOUT
                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects," and other words of similar import, are "forward-looking statements." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.

                                USE OF PROCEEDS

     We will not receive proceeds from the sale of our shares by the Selling Stockholders. We will pay for the cost of registering the shares of common stock in this offering.

                         DETERMINATION OF OFFERING PRICE

     There is no established public market for the common stock being registered. The offering price is based on the reasonable estimate of the company as to the price at which the shares will trade when there is a market for trading our common stock.

                                    DILUTION

     Our net tangible book value, based on our unaudited financial statements as of March 31, 2007 was $2,000,407 or $0.05 per share of outstanding common stock.

     Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock which was 40,964,000 shares outstanding as of March 31, 2007.

     Our net tangible book value is not effected by sales by made by the selling securities holders to new investors.


Assumed public offering
price:                           $10.00

Net tangible book value
per share before this
Offering:                        $ 0.05

Net tangible book value
after this offering              $ 0.05

Net tangible book value
per share after this
offering assuming all
offered shares are sold:         $ 0.05

Dilution of net tangible
book value per share
to new investors:                $ 9.95

Increase in net tangible
book value per share
to existing shareholders         $ 0.00

Immediate dilution
per share
to new investors                 $ 9.95

                             DESCRIPTION OF BUSINESS


HISTORY

     Powered Corporation, a Texas Corporation, was formed in 1996 by James Jeffrey for the original purpose of entering the evolving deregulated USA electric power market. At that time, our focus was to reduce electrical power costs in public schools. This effort and Mr. Jeffrey's participation in Congressional hearings helped pave the way for schools and others to purchase electricity from competitive sources. Prior to 2002, we exited that line of business.

     Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of equity or debt. There is no assurance that we will be able to raise any funds from financing activities or operations. Our functional currency at this time is the U.S. dollar.

THE COMPANY TODAY

     Powered was formed to design, build and operate nuclear power plants and related infrastructure facilities in various countries. We also prepare and coordinate preliminary risk analysis and assessment studies for electric power generation facilities. Ultimately we plan to be a joint venture partner or hold equity in power generation projects for which we have conducted preliminary risk analysis and assessment studies. We also plan to take on the role of the builder of power generation projects.

     In addition to providing power generation preliminary risk analysis and assessment studies for others, we look forward to the day when we are in a position to acquire or participate in power generation facilities. We plan to include advanced nuclear power technologies in the development of electric power projects. Concurrent with the development of electric power facilities, we will also develop desalination plants to help meet growing concerns over safe water resources. We will use existing desalination technology and will choose from the best applications of reverse osmosis and distillation technologies for each location. We are developing alliances with major technology developers and entities that possess the requisite knowledge and capabilities.

     We are currently in negotiations with the Republic of Yemen about the construction of a power project consisting of a minimum of 5,000 MW. These discussions are at the Memorandum of Understanding stage. We are also in negotiations with the Republic of Yemen about our participation in the same 5,000 MW project.

BUSINESS STRATEGY

     In addition to revenue from electric power project preliminary risk analysis and assessment studies, other sources of revenue in the future may include participation in electric power generation projects, desalination plants and oil and gas production and E&P. Such revenues may be in the form of development fees from farm-in agreements with others, carried and royalty interests from project revenue, and gains from the sale of all or a portion of our ownership interest in a project. We will initially focus our efforts in China and the Middle East.

COMPETITION

     The nuclear power industry appears to be poised to experience a period of renewal, as there is a tremendous amount of interest in developing new nuclear power facilities worldwide. This is in part driven by peak oil concerns and the need for energy security. Concerns for the environment and cessation of carbon emissions can also been attributable for some of the interest in new nuclear electric power facilities. We have identified a potential for the development of over 50,000 MW nuclear power facilities in our target markets. This number represents a significant amount of development. When one considers the interest for similar development in other markets, one may conclude ample opportunity exists for any firm that is capable and desires to participate in this industry.

     Our ability to compete will be dependent upon the level of quality and service we provide and our ability to manage the finances and operations of acquired facilities. There can be no assurances that we will be able to accomplish our goals or compete on a profitable basis within our target market.

REGULATION  AND  ENVIRONMENTAL  REGULATIONS

     There are significant jurisdictional regulations in place in most nations regulating the nuclear power industry. These include environmental compliance regulations as well as product quality specifications.

EMPLOYEES

     We currently have five Executive Officers: Jalal Alghani, James Jeffrey, John Malone, Dr. David Baldwin and Joel Seidner.

     Jalal Alghani is our Co-Chairman, Director and CEO--Middle East and Africa. James Jeffrey is our Co-Chairman, Director and CEO--North & South America and Asia. John Malone is our Director, CFO, Principal Accounting Officer, Secretary and Treasurer. Joel Seidner is our Chief Legal Officer. Dr. David Baldwin is Chief Nuclear Technology Officer. Jalal Alghani, Dr. Baldwin and James Jeffrey devote most of their time to our business. John Malone and Joel Seidner devote part-time to our business.

                             DESCRIPTION OF PROPERTY

     Our executive offices are located at 2925 Briarpark Drive, Suite 930, Houston, Texas 77042. Our telephone number is 713-992-4755. We may seek larger offices at a later date. We believe that there is ample space available in Houston to which we may relocate at competitive rates if necessary.

     We also have branch offices in Dubai, U.A.E. and Sanaa, Republic of Yemen.


                              FINANCIAL INFORMATION

     Our financial statements begin on page F-1.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

ABOUT FORWARD-LOOKING STATEMENTS


     Some of the statements contained in this prospectus, including, without limitation, statements containing the words "believes," "anticipates," "expects," and other words of similar import, are "forward-looking statements." Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.


     We prepare electric power generation preliminary risk analysis and assessment studies. Ultimately we plan to be a joint venture partner or hold equity in power generation projects for which we conduct preliminary risk analysis and assessment studies.

     At the present time our functional currency is the US dollar.

     We recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectability is reasonably probable. Our revenues are presently derived from the preparation of preliminary risk analysis and assessment studies for power projects. In the future we hope to have income related to ownership of generation projects.

     Our fiscal year end is December 31.

     Our growth is dependent on attaining profit from our operations, or our raising additional capital either through the sale of stock or borrowing. There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

     Our future capital requirements will depend upon many factors, including:

     -    The cost to acquire equipment that we then would resell.

     -    The cost of sales and marketing.

     -    The rate at which we expand our operations.

     -    The results of our consulting business.

     -    The response of competitors.


     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited financial statements and accompanying notes and the other financial information appearing elsewhere herein.

     The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence. Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

     Our main office is Houston, Texas. Powered was formed to design, build and operate nuclear power plants and related infrastructure facilities outside of the US. We also prepare electric power generation preliminary risk analysis and assessment studies. Ultimately we hope to be a joint venture partner or hold equity in power generation projects for which we conduct preliminary risk analysis and assessment studies.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for us to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

     We recognize revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is both fixed and determinable and; (iv) collectibility is reasonably probable. Our revenues are presently derived from us preparing preliminary risk analysis and assessment studies. In the future we hope to have income related to ownership of generation projects.

   PLAN OF OPERATION.

     During 2006 and 2007, we have had success in obtaining funds through the sale of stock. As of March 31, 2007, we had $33,404 in cash and cash held by officer of $1,487,390. We believe that this amount of funds is sufficient to fund our operations through December 31, 2008 at the activity level at which we presently operate. If we need more funds, such as to participate in an electric power generation project, then we will have to raise more funds through the sale of stock.

   RESULTS OF OPERATIONS-YEARS ENDED DECEMBER 31, 2006 AND 2005.

     We had revenue of $25,000 in 2006 compared to revenue of $-0- in 2005. This increase in revenue is due to revenue from our first preliminary risk analysis and assessment studies.

     We had a net loss of $1,425,635 in 2006 compared to a net loss of $634,765 in 2005. The increase in net loss was due to the ramping up of our operations
in 2006.    Net loss in 2006 includes imputed officers' salaries equal to
$480,000 per year. These salaries are recorded as a contribution to capital based upon the Company's recognition that a salary arrangement of equivalent amount will be negotiated when the Company obtains funding.

     Net cash used by operating activities was $483,775 in 2006 compared to $120,625 net cash used by operating activities in 2005. The increase in net cash used is due to the ramping up of our operations in 2006.

   RESULTS OF OPERATIONS-YEARS ENDED DECEMBER 31, 2005 AND 2004.

     We had revenue of $-0- in both 2005 and 2004.

     We had a net loss of $634,765 in 2005 compared to a net loss of $1,111,562 in 2004. The decrease in net loss was due to a scaling back of our operations in 2005. Net loss in both 2005 and 2004 includes officers' salaries equal to $480,000 per year. These salaries are recorded as a contribution to capital based upon the Company's recognition that a salary arrangement of equivalent amount will be negotiated when the Company obtains funding.

     Net cash used by operating activities was $120,625 in 2005 compared to $105,532 net cash used by operating activities used in 2004.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006.

     We had revenue of -0- in the three months ended March 31, 2007 compared to revenue of -0-in the three months ended March 31, 2006.

     We had a net loss of $30,963,916 in the three months ended March 31, 2007 compared to a net loss of $172,358 in the three months ended March 31, 2006. The increase in net loss is due to stock issued for services rendered.

     Net cash used by operating activities was $750,103 in the three months ended March 31, 2007 compared to $50,498 net cash used by operating activities used in the three months ended March 31, 2006. The increase is due to our ramping up of operation in 2007.

LIQUIDITY

     As of March 31, 2007, we had cash on hand of $33,404 and cash held by officer of $1,487,390. We anticipate raising funds in 2007 through financing activities.

                                   MARKET RISK

     Our functional currency is the US dollar.  We do not hedge any risk.

MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES.

     There is no public trading market for our common stock.

     As of July 13, 2007, we had outstanding:

(A)  41,364,000 shares of common stock.

(B) 30,000 shares of Series A preferred Stock, each share of which is convertible into a minimum of 1,000 shares of common stock. None of the Series A Preferred Stock is being registered hereby, nor are any shares underlying the Series A Preferred Stock being registered hereby; and

(C) 4,000 shares of Series B Preferred Stock, none of which is being registered hereby.

     There are no options, warrants or similar securities outstanding.

     As of July 13, 2007, we have 105 shareholders of record.

     Our transfer agent is American Stock Transfer & Trust Company located at 59 Maiden Lane New York, NY 10038, tel. (800) 937-5449. www.amstock.com.

     We have not paid any cash dividends on our common stock and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OUR DIRECTORS AND EXECUTIVE OFFICERS ARE:

---------------------------------------------------------------------------
NAME                  AGE  TITLE
--------------------  ---  ------------------------------------------------
Jalal Alghani          47  Co-Chairman, Director, Co-CEO - Middle East and
                           Africa, and COO
--------------------  ---  ------------------------------------------------
James Jeffrey          54  Co-Chairman, Director, President, Co-CEO - North
                           & South America, Asia
--------------------  ---  ------------------------------------------------
Khalid Al-Sunaid       46  Director
--------------------  ---  ------------------------------------------------
John Malone            53  Director, Chief Financial Officer, Secretary,
                           Principal Accounting Officer and Treasurer
--------------------  ---  ------------------------------------------------
Joel Seidner           59  Chief Legal Officer
--------------------  ---  ------------------------------------------------
Dr. David E. Baldwin   70  Chief Nuclear Technology Officer
---------------------------------------------------------------------------


JALAL ALGHANI

     Mr. Alghani possesses public and private company experience in debt financing, assets and financial management, profit sharing agreements (PSA), Royalty contracts negotiations, Joint Venture Agreements (JVA), Joint Operating Agreement (JOA), financial risk assessment of oil and gas exploration, seismic acquisition, drilling, pipeline transportation, refining both Oil and Gas productions, cash flow and profit structure of upstream and downstream operations of oil and gas operations. Mr. Alghani has additional experience in international and domestic banking in United States, Europe, and Middle East including private banking, commercial credit analysis and lending, letters of credit, Real Estate syndication, assets conversion, mergers and reverse acquisitions, public and private placement, and portfolio assets management. Mr. Alghani is the Founder and Chairman of Adin Investment Company in the Republic of Yemen. Mr. Alghani served as Vice Chairman and CFO of Adair International Oil & Gas Inc. from 1990 to 2002.

     In 2002, Mr. Alghani was not reelected to the position of Vice Chairman of Adair International as a result of a hostile proxy contest led by a group of stockholders and former members of management, who called themselves the Score Group. Subsequent to the hostile proxy contest, Mr. Alghani was terminated by Adair from his position as CFO by the newly-elected board. During the course of the hostile proxy contest, the Score Group made numerous allegations that Mr. Alghani had committed fraud, had mismanaged Adair and had misrepresented management's ability to raise funds for Adair's business plan. The Score Group also made numerous personal attacks against Mr. Alghani. Subsequent to the proxy contest, Adair, then renamed EnDevCo, sued Mr. Alghani seeking to recover damages, claiming that Mr. Alghani had allegedly caused harm to EnDevCo. Mr. Alghani denied the allegations. Mr. Alghani countersued for defamation, slander and libel. With respect to the previous allegations regarding criminal investigations, Mr. Alghani has never been informed by any governmental agency in any jurisdiction that he is, or was, the subject of any criminal investigation and he has never been subject to any governmental agency civil or criminal charges in any jurisdiction, at any time, for any matter, whether related to his time at Adair or otherwise. The lawsuit against Mr. Alghani was dismissed with prejudice in February 2005, resulting in: (A) EnDevCo having repurchased shares of stock of EnDevCo held by Mr. Alghani; (B) Mr. Alghani having sold his other shares of EnDevCo in the open market; (C) EnDevCo having released and indemnified Mr. Alghani from any and all liability; (D) Mr. Alghani having paid nothing and having given nothing to EnDevCo for the dismissal. Mr. Alghani is of the opinion that the dismissal with prejudice of the lawsuit against him was a complete vindication of his service to EnDevCo (f-k-a Adair International Oil and Gas).

Mr. Alghani is a citizen of the United States.

JAMES JEFFREY

     James Jeffrey has been self-employed as a business consultant since 1995, and a Director and the President of Powered Corporation since 1996. Mr. Jeffrey served as President of a Houston-based investment-banking firm. He began his working career in the engineering technical support section for EXXON, a major U.S. oil refiner. This position primarily involved issues relating to equipment reliability. Mr. Jeffrey's tenure with the refiner included several years overseas with a major Middle East oil and gas producer. More recently, Mr. Jeffrey has served as key principle in the planning and financing of a 50,000 barrel per day petroleum refinery project in the Middle East. Mr. Jeffrey's background includes mortgage banking, private and public corporate finance, and heavy mechanical and HVAC contracting. Mr. Jeffrey developed two U.S. patents that served as the basis for a start-up mechanical contracting company servicing the petroleum, petrochemical and power industries. Mr. Jeffrey was elected to public office twice as a Houston area public school district trustee.

     Mr. Jeffrey is a citizen of the United States.


KHALID AL-SUNAID

     Since 1987, Khalid Al-Sunaid has been a transactional law specialist with a broad background in business formation and management. He has been licensed to practice law in The Kingdom of Saudi Arabia since 1987 and has been licensed more recently in the United Arab Emirates. His practice is primarily composed of international general corporate and banking law. He has been active in the promotion of alternative dispute resolution throughout the Gulf Cooperation Council (GCC) states. Increasingly his time is being devoted to transactions involving significant commercial and industrial projects throughout the GCC states. He is a founding partner in the law firm of Khalid Al-Sunaid & Talal Al-Ahmadi Co. in Saudi Arabia. Mr. Al-Sunaid is a founding member and director of a number of companies in the region involved in a variety of activities including cement, HVAC, investments, transportation and health. These companies are a mix of private and publicly traded concerns with registration in GCC exchanges as well as on the London Exchange. Mr. A-Sunaid received his law degree from the King Saud University in Riyadh in 1987.

     Mr. Al-Sunaid is a citizen of the Kingdom of Saudi Arabia.


JOHN C. MALONE

     John C. Malone, JD, CPA, co-founded Malone & Bailey, PC, in 1996. Malone & Bailey specializes in audits of small, publicly-held companies. Malone & Bailey's clients include companies in industries such as entertainment, high technology, information services, retailing, the service industry, and manufacturing companies. Services provided to U.S. and Canadian publicly-traded companies include private placements, public offerings and related SEC and state filings. Mr. Malone received his BBA, Cum Laude, from the University of North Texas in Denton Texas, 1975. He completed his law degree from South Texas
College of Law in May 2000.   Mr. Malone was admitted to the practice of law in
Texas in 2000.  In prior years, Mr.

Malone worked at Goldberg, Westheimer & Co.; Weinstein, Spira & Co.; and Deloitte & Touche. He began his own practice in 1982, merging it into Malone & Bailey, PC in 1996.

     He is a member of the American Institute of Certified Public Accountants, the Houston Chapter of the Texas Society of Certified Public Accountants, and the American and Houston Bar Associations.

     Mr. Malone is a citizen of the United States.


JOEL SEIDNER

     Joel Seidner has been in the private practice of law since 1996. He is involved in the preparation of securities registration statements, public company periodic reports and regulatory filings with the SEC. He is also involved in the preparation of disclosure documents utilized in mergers, acquisitions, and private placements, and in the formation and compliance aspects of securities broker-dealers. Mr. Seidner also testifies as an expert in securities litigation matters and securities arbitration matters. Mr. Seidner received his law degree from the Thurgood Marshall School of Law at Texas Southern University, J.D. (1996) with honors, and he was admitted to the practice of law in Texas in 1996. From 1983 until 2002, Mr. Seidner was licensed as a stockbroker and as a securities firm principal. Mr. Seidner has started several securities broker-dealers for others and he has started and owned one broker-dealer. Mr. Seidner received a B.B.A. degree in Marketing from the City University of New York in 1971. From 1971 through 1983, Mr. Seidner was in the home furnishings business as a marketing executive for department stores and manufacturers.

     Mr. Seidner is a citizen of the United States.


DR. DAVID E. BALDWIN

     Dr. Baldwin received his B.S. in plasma physics from MIT in 1958, and his Ph.D. in plasma physics from MIT in 1962. From 1962 to 1970 he held research and faculty positions at Stanford University, Culham Laboratory (England), and Yale University. In 1970 he joined Lawrence Livermore National Laboratory (LLNL) as a theoretical plasma physicist for Magnetic Fusion Energy (MFE) and in 1983 became Deputy Associate Director for MFE. In 1988 he was named Professor of Physics and Director of the Institute for Fusion Studies at the University of Texas at Austin. He returned to LLNL in 1991 as Associate Director for Energy. From 1995 through May 2007, Dr. Baldwin was a Senior Vice-President, Energy Group, General Atomics (GA) in San Diego (www.ga.com). Dr. Baldwin joined us in May 2007.

     Dr. Baldwin is a Fellow of the American Physical Society and in 1988 served as Chair of the Division of Plasma Physics. He has also served as technical editor for plasma physics for several scientific journals.

     Dr. Baldwin is a citizen of the United States.


OUR ADVISORS:

     The following persons are our advisors.  Their extensive experience and
expertise in their respective fields is of great value to us.   At this time, no
advisor has a contractual arrangement with us with respect to compensation.

ISMAIL  AL-NOAMAN

     Ismail Al-Noaman has been the General Manager of Yemen Export Co (LPG Sales & Export) (2002 - 2003); General Manager of Crude Oil Marketing Directorate, Sanaa, Yemen (1996 - 2001); Chairman of JCC, Yemen Hunt Oil Company (1990 -
1996); General Manager, Office of Ministry of Oil & Minerals, Sanaa, Yemen (1987
- 1990); Manager, Marketing Department, Abu Dhabi National Oil Company (www.adnoc.com), Abu Dhabi, U.A.E. (1976 - 1987).

RASHID H. AL-SHAMSI

     Rashid has actively been working in the marketing and distribution of petroleum products for over 22 years and is currently the General Manager of Emirates General Petroleum Corporation, a state owned downstream marketing and distribution entity governed by a board consisting of senior government officials representing the energy, utilities and electricity authorities in the United Arab Emirates. He spearheaded growth strategy through products and services innovation and was instrumental in overseeing its implementation (http://www.emarat.ae/about/management.php).

     He is currently serving as board Chairman of many subsidiaries and affiliated companies and joint ventures covering a range of activities in Auto light vehicle repair services, petroleum products and aviation fuel marketing, bulk storage, logistics and distribution in collaboration with a number of multi-national oil majors such as Shell, BP and ExxonMobil. He is a Board Member of the General Assembly Council of EmaratMisr Petroleum Company in Egypt.

     Besides serving in the U.A.E official government and public sector, He is a founding partner in the firm for architectural and engineering consultancy private practice (MEECON) in Dubai and owner of Al Shamsi Property Management Company in Dubai, an exclusive official agent of the world famous Shangri la Hotel management group. He received his BS in Civil Engineering and Building Science from the University of Southern California, USA in 1982.

     In addition to his responsibilities, he enjoys a successful business and social life. He served as a board member of the Dubai Financial Market (DFM) and is currently a Vice President of a Dubai Government committee formed to transform the DFM into a public joint stock company. He served as a Board member of the Dubai Chamber of Commerce and Industry for more than six years (91-97). He is a member of the Institute of Petroleum and the Institute of Management in the UK.

SAMI RASHED AL-SUNAID

     Currently he is Manager, Trade Finance Group within the Project & Trade Finance Department of Arab Petroleum Investments Corporation (APICORP).
APICORP, established in 1976, is owned by the 10 member States of the Organization of the Arab Petroleum Exporting Countries (OAPEC). APICORP is one of the leading financial institutions in the Middle East specializing in the hydrocarbon related industries. Sami has 10 years of experience with APICORP. He has worked on most of the financings concluded by APICORP in Saudi Arabia, Qatar, Oman and Kuwait. He has considerable knowledge about most of the major government as well as private sector petrochemical projects in the GCC area and their financing structures. He also has extensive experience in the bank market and its development in Saudi and the GCC area, as well as regional and international markets. He enjoys an excellent relationship with the majority of the regional banks and financial institutions. He is also experienced in the Islamic financing. Additionally, he enjoys a wide base of contacts with international, regional and local companies working in the oil & gas sector. Before joining APICORP, he was a financial analyst with Rana Investment Co.
(Rana). Rana was the local partner with JP Morgan for the privatization of the telecom sector in Saudi Arabia. Sami has B.S. degree in Finance from KFUPM.

DR. RAYMOND G. BAILEY

     Dr. Bailey has over 40 years experience in chemical and petroleum engineering and executive management in both Upstream and Downstream operations. He is a noted Middle East expert and member of the Middle East Policy Council. Dr. Bailey has served on a number of executive boards and has held various senior executive positions. Dr. Bailey's experience as President, Exxon-Arabian Gulf; General Manager of Abu Dhabi Onshore Oil Company; Operations Manager of Qatar General Petroleum Corp. and; various operations superintendencies in Aruba, Libya and the U.S. makes Dr. Bailey uniquely qualified to undertake and lead Powered in its targeted oil and gas ventures. Dr. Bailey received his BS Chemical Engineering from University of Houston in 1963; MS Chemical Engineering from the New Jersey Institute of Technology in 1970; Engineering Doctoral Studies - Lamar University in 1974 and; Ph.D. Colombia Pacific University in 1991.

     He is a Registered Professional Engineer in Texas, a Life Member of the American Institute of Chemical Engineers, a life member of the University of Houston Alumni Association and; a Member of the Middle East Policy Council in Washington D.C.

RAFIC  R. KOUSSA

     Rafic Koussa has over 23 years of diversified and progressive experience as a mechanical engineer, projects manager and business development executive. He has extensive background and knowledge in the petroleum industry and in the design, construction and maintenance of water and waste water distribution and treatment systems. He is a recognized and sought after specialist in the water industry having served in the Middle East for decades. Currently Rafic is the Managing Director of Flutech L.L.C. in Dubai. He received a Bachelor of Science degree in Mechanical Engineering from the University of Southern California.

AMER EL-KURDI

     Current Division Chief, Treasury & Investment Department, Arab Monetary Fund, Abu Dhabi, U.A.E. (www.amf.org.ae) Former Investment Analyst/Portfolio Manager, U.A.E. Central Bank, Abu Dhabi, U.A.E. Former Global Equities Portfolio Manager (VP), ABC International Ltd., London, England.

ADMIRAL JAMES A. "ACE" LYONS, JR.  [U.S.NAVY-RETIRED].

     Admiral Lyons retired from the US Navy after 36 years as an officer in both command and staff positions of increasing responsibility and sensitivity. Command positions culminated in command of the US Pacific Fleet (the largest single military command in the world). Staff positions culminated in Deputy Chief of Naval Operations (Plans, Policy and Operations) and Senior U.S. Military Representative to the United Nations.

DR. LARRY LIXIN LIU

     Dr. Liu received his BA in Materials Engineering from the Luoyang Institute of Technology in China in 1983 and his MA and Ph.D. in Materials Science and Engineering from the Harbin Institute of Technology - China over the years between 1983 and 1989. He has published numerous peer review articles related to material science and is frequently requested to speak at notable conferences throughout Asia. Dr. Liu has served in a variety of key management positions in several material related companies and most recently is serving as Chairman and CEO of Fiberand Co., Ltd. (China). Fiberand is in the forefront of addressing the structure of asphaltic road materials and the benefits of fiber reinforcement in extending the useful life of roadways.

MICHAEL B. SELLMAN

     Michael B. Sellman brings more than 25 years of nuclear experience to his job as President and Chief Executive Officer of Nuclear Management Company
(NMC).

     Michael joined Wisconsin Electric Power Company, owner of the NMC-operated Point Beach plant, as senior vice president, Nuclear Power Business Unit, and chief nuclear officer in 1998. He previously was vice president of Operations of Entergy Nuclear, Inc. and served as president of Maine Yankee Atomic Power Co. He was hired by Entergy Operations, Inc. in 1993 as general manager, Arkansas Nuclear One. Later that year, he was named general manager, River Bend Nuclear Plant, and in 1996 he became vice president of the Waterford Nuclear Plant.

     Before joining Entergy, Sellman held various positions with Northern States Power Co. between 1974 and 1993. From 1969 to 1974, he served in the U.S. Navy under Admiral Rickover in the Division of Naval Reactors after being qualified in submarines in 1968.

     Michael serves on the Board of Directors of: (a.) Institute of Nuclear Power Operations; (b.) Nuclear Energy Institute; (c.) American Nuclear Society and; (d.) Nuclear Management Company. In addition he is (a.) Chairman of the Utility Oversight Board for the Idaho National Laboratory, (b.) a member of the Nuclear Energy Research Advisory Committee for the US Department of Energy, (c.) Co-Chairman of the Industry Oversight Board of General Atomics (GT-MHR Project), (d.) Member of the Industry Liaison Committee of the University of Wisconsin - Nuclear Engineering Department.

     He earned a Certificate of Completion from the Bettis Reactor Engineering School, Westinghouse Bettis Atomic Power Laboratory in 1970, and in 1976 he received his Senior Reactor Operator's License. He received a Bachelor of Science degree in physics with high distinction from the University of Minnesota in 1969. In 1973 he received a Master of Science in nuclear engineering from Catholic University and in 1987 he earned a certificate of completion from the Kellogg School of Business, Northwestern University.

TROY W. TUCKER

     Troy has actively been working in the oil and gas industry for over 24 years and received a BS in Petroleum Engineering from the University of Texas in 1985. Troy is Vice President of Tucker Operating Company, Inc. (TOC) where he works with his father, Tommy W. Tucker, Registered Professional Engineer No. 34544. TOC, which was formerly called Tommy W. Tucker & Associates, Inc., was formed in 1972. TOC's primary scope of business is performing contract engineering and operations for independent oil and gas companies from the Gulf of Mexico to inland waters and all along the Texas and Louisiana Coast including South and East Texas. Since inception TOC has planned drilled and completed in excess of 2,000 wells from 650 feet to 18,000 feet. Recently Troy has supervised all phases of a 175 well drilling program for an independent operator. Some of his responsibilities included pre-spud negotiations with landowners, sit preparations, open-hole logging and evaluation to final well completions and facilities.

     Troy is also President and owner of Edde Drilling Company, Inc. which is a drilling contractor working in South Texas performing turnkey drilling operations on wells in the 4,000 foot to 12,000 foot range. In December, Edde finished building Rig #3, which is a newly built 1,000 hp mechanical rig with a depth rating of 13,000 feet and is now currently in the process of building Rig #4 which will be a twin to Rig #3. Edde Drilling turnkey drills approximately 70 wells per year in South Texas area for various operators and is currently contracted into 2005.

PETER WILKINSON

     Peter is a Licensed Professional Geoscientist (Texas State Board of Professional Scientists) with 20 years Exploration and Production experience. He has extensive experience in the execution of reserve and risk assessments. Peter possesses advanced technical and business competencies including 3-D reservoir characterization and modeling, 3D seismic data integration, seismic interpretation, log analysis, well completion and testing recommendations, sub-surface mapping, geostatistical analysis, depositional setting analysis, drilling location planning, well site geology, exploration play concept and prospect generation, project scoping, planning and management, risk and reserve assessments, data management, QC and integration, remote sensing data analysis and integration, petroleum systems diagrams and analysis, maturation modeling, post drilling evaluations, applied sequence stratigraphy, geochemical data integration and competitor analysis.

     Peter has performed related work and lived abroad in places such as Brazil, Caspian Sea Region, Russia, Thailand and, The Middle East. He has held key positions with Halliburton Energy Services - (2002 - Present) and Texaco Exploration (Multiple Assignments International and Domestic) - (1982-2000).

     Peter has been an active member of The American Association of Petroleum Geologists since 1982.

DR. CHANGLIN WU

     Certified Petroleum Geologist with over 20 years experience in oil and gas exploration and production. Changlin is the Chief Geologist / Exploration Manager for Kerr-McGee (KMG) China and is the Deputy Chairman of KMG's Joint Management Committee. He previously served as a senior geologist with the International E&P division of Kerr-McGee Corporation in Houston. Before joining Kerr-McGee, he was a petroleum engineer in the China National Petroleum Company
(CNPC) for eight years. He has also been a visiting scholar at the University of London, UK, and a sequence stratigrapher at ARCO Exploration and Production Technology.

     Changlin received a B.Sc. degree in marine geology from the China Ocean University, China in 1982 and a M.Sc. degree in sedimentology and stratigraphy from Louisiana State University in 1994. Changlin is a PhD. candidate in sedimentology and stratigraphy at the Department of Geology and Geophysics, Louisiana State University. He completed the Executive Program for Management at Rice University in 1997. Currently, he is Editor of the Editorial Board for The Journal of Petroleum Science & Engineering Elsevier Science Publishers B. V., Amsterdam (since 1990) and is Chairman of The Chinese American Petroleum Association and a Board Member of The Houston Chinese Cultural Center.

                                   COMMITTEES

     We do not have any audit, nominating, or compensation committees of the Board, or committees performing similar functions. We intend plan to establish such Board committees in early 2008.


                                    FOUNDERS

     Our founders are Jalal Alghani, James Jeffrey and Khalid Al-Sunaid.


MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors did not meet during 2006.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     At such time as this registration statement is effective, our Officers, Directors and 10% shareholders will file the appropriate forms.


CODE OF ETHICS

     We do not have a Code of Ethics at this time. We plan to establish such a Code in early 2008.


                             EXECUTIVE COMPENSATION

     The following table sets forth certain information as to our highest paid Officers and Directors for our fiscal year ended December 31, 2006 and 2005. No other compensation was paid to any such Officers or Directors other than the compensation set forth below.

                                    SUMMARY COMPENSATION TABLE

                                                     Non-Equity   Nonqualified
                                                      Incentive     Deferred       All
Name and                                                Plan         Compen-      Other
Principal                          Stock    Option     Compen-       sation      Compen-
Position   Year  Salary   Bonus    Awards   Awards     sation       Earnings      sation   Total
                    $       $        $         $          $             $           $        $
James      2006   54,000     -0-     1,860      -0-          -0-            -0-       -0-     -0-
Jeffrey    2005      -0-     -0-     7,000      -0-          -0-            -0-       -0-     -0-
Co-CEO

Jalal      2006   79,379     -0-       -0-      -0-          -0-            -0-       -0-     -0-
Alghani    2005      -0-     -0-   27,140-      -0-          -0-            -0-       -0-     -0-
Co-CEO

OUTSTANDING STOCK OPTIONS

     We have not granted any options to purchase common stock and we do not have any outstanding options to purchase common stock.

COMPENSATION OF DIRECTORS

     No compensation plan is in effect at this time for Directors. The Board of Directors acts as the compensation committee. All Directors take part in determining compensation matters.

EMPLOYEE STOCK OPTION PLANS

     We believe that our future success will depend in part on our continuing ability to attract and retain highly qualified personnel. We plan to pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. Our Board of Directors may adopt a Stock and Stock Option Compensation Plan in the future.

NO EMPLOYMENT AGREEMENT

     We have no employment agreements with any employee. However, our net loss in 2006 includes imputed officers' salaries equal to $480,000 per year. These salaries are recorded as a contribution to capital based upon our recognition that a salary arrangement of equivalent amount will be negotiated when we obtain funding in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                        AND RELATED STOCKHOLDER MATTERS.

     There are no securities authorized for issuance under equity compensation plans

     The following table sets forth certain information concerning the number of shares of common stock owned beneficially as of July 13, 2007, by: (I) each person (including any group) known by us to own more than five percent (5%) of any class of our voting securities, (ii) each of our Directors and Executive Officers, and (iii) and our Executive Officers and Directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                                                                      Beneficially
                                                                                      Owned
Name                                                             Amount of Shares     Percentage
                                                                 of Common            of Class of
                                                                 Stock Beneficially   Common
                                                                 Owned                Stock
---------------------------------------------------------------------------------------------------

Jalal Alghani                                                                                   50%
2925 Briarpark Dr, Suite 930
Houston, Texas 77042

Common Stock                                     10,000,000

10,000 Shares of Series A Preferred Stock,
whose Common Stock ownership
                   ---------
equivalent at this time is                       10,000,000

1,000 Shares of Series B Preferred Stock,
whose Common Stock voting equivalent
                   ------
at this time is                                  10,763,081
                                                -----------

        Total beneficial ownership                                   30,763,081
                                                                     ==========


Khalid Al-Sunaid                                                                                50%
2925 Briarpark Dr, Suite 930
Houston, Texas 77042

Common Stock                                     10,000,000

10,000 Shares of Series A Preferred Stock,
whose Common Stock ownership
                   ---------
equivalent at this time is                       10,000,000

1,000 Shares of Series B Preferred Stock,
whose Common Stock voting equivalent
                   ------
at this time is                                  10,763,081
                                                -----------


        Total beneficial ownership                                   30,763,081
                                                                     ==========


                                       35

James  Jeffrey                                                                                  50%
2925 Briarpark Dr, Suite 930
Houston, Texas 77042

Common Stock                                     10,000,000 (A)

10,000 Shares of Series A Preferred Stock,
whose Common Stock ownership
                   ---------
equivalent at this time is                       10,000,000

1,000 Shares of Series B Preferred Stock,
whose Common Stock voting equivalent
                   ------
at this time is                                  10,763,081
                                                -----------


        Total beneficial ownership                                   30,763,081
                                                                     ==========


John Malone                                                                                     21%
2925 Briarpark Dr, Suite 930
Houston, Texas 77042

    Common Stock                                                        500,000

    1,000 Shares of Series B Preferred Stock,
    whose Common Stock voting equivalent is                          10,763,081

Joel Seidner
880 Tully Road #50
Houston, Texas 77079

    Common Stock                                                        500,000                  1%

Dr. David Baldwin
2925 Briarpark Dr, Suite 930
Houston, Texas 77042

    Common Stock                                                        500,000  (B)             1%

Executive Officers and Directors
as a Group (6 Persons)                                               104,552,324 (C)            89%

--------------------------------

(A)     Includes 10,000,000 shares owned indirectly through Jeffrey Family Trust
2006.

(B)     Includes 300,000 shares that are not vested at this time.

(C) Includes 31,500,000 shares of common stock. Includes 30,000,000 shares of common stock beneficially owned through 30,000 shares of Series A Preferred Stock. Includes the voting power of 43,052,326 votes through 4,000 shares of Series B Preferred Stock.

VOTING TRUST

     The holders of Series B Preferred Stock have entered into a voting trust whereby all of the Series B Preferred Stock will be voted the same way based on a poll of the holders for each matter requiring a vote. If an impasse is reached for a matter, then the holders of the Series B Preferred Stock will abstain from voting on that matter. The voting trust terminates on December 31, 2099 unless terminated earlier by unanimous vote of the holders of Series B Preferred Stock. Mr. Jeffrey and Mr. Alghani act as co-trustees. Mr. Jeffrey's address is: 2925 Briarpark Drive, Suite 930, Houston, TX 77042. Mr. Alghani's address is P.O. Box 213487, Dubai, U.A.E.

     We are not aware of any arrangements that could result in a change of control.


                       ORGANIZATION WITHIN LAST FIVE YEARS

     James Jeffrey was our founder in 1996 and has been our CEO and a principal shareholder since then. We issued as founders stock 10 million shares of common stock, 10,000 shares of Series A Preferred Stock and 2,000 shares of Series B Preferred Stock to each of Mr. Jeffries, Mr. Alghani and Mr. Al-Sunaid. Mr. Malone joined us in 2004 and we issued 500,000 shares of common stock and 2,000 shares of Series B Preferred Stock to him. Mr. Seidner joined us in 2004 and we issued 500,000 shares of common stock to him. Dr. Baldwin joined us in 2006 and we issued 500,000 shares of common stock to him of which 200,000 shares have vested at this time.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our Officers, Directors and 5% shareholders unless the terms are: (a) no less favorable than could be obtained from independent third parties, and (b) will be approved by a majority of our independent and disinterested Directors. In our view, all of the transactions described below meet this standard.

     During 2006, Khalid Al-Sunaid, a Director, paid us $25,000 for a preliminary risk analysis and assessment studies. Also during 2006, we paid Mr. Khalid Al-Sunaid legal fees of $120,000.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. There is no public trading market for any of our securities.

     As of July 13, 2007, there are currently outstanding:

     -    41,364,000 shares of common stock.

     - 30,000 shares of Series A Preferred Stock which has the aggregate common stock ownership equivalent and voting equivalent of an aggregate amount of 30,000 000 shares of common stock at this time.

     - 4,000 shares of Series B Preferred Stock which has the aggregate 51% voting equivalent of 43,052,327 shares of common stock at this time.


COMMON  STOCK

     The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, to receive dividends, if any, declared by the board from time to time, out of legally available funds.

SERIES A PREFERRED STOCK

     The Series A Preferred Stock contains an anti-dilution feature whereby the class of Series A Preferred Stock may be converted into, in the aggregate, that number of shares of common stock that is 30% of the then outstanding common stock at the time of conversion. This feature expires on December 31, 2099 at which time the aggregate number of shares that the Series A Preferred Stock may be converted into will be fixed at that number of shares that the Series A Preferred Stock could have been converted into on December 31, 2099. This feature results in the continuous dilution of common stock holders until December 31, 2099. Series A Preferred Stock votes pro rata to its conversion ratio along with common stock on matters requiring a vote of common stock holders. Each share of Series A Preferred Stock votes pro rata that number of shares of common stock that represents 30% of the voting power of the class of common stock on the record date. The minimum conversion ratio provides that each share of Series A Preferred Stock may be converted into 1,000 shares of common stock. Series A Preferred Stock has a stated value of $1,000.00 per share and has the same dividend (as if fully converted) as that which may be declared on common stock. The calculation of the conversion ratio and voting power of the Series A Preferred Stock is done without regard to the effect of the Series B Preferred Stock. Series A Preferred Stock votes along with our common stock.

SERIES B PREFERRED STOCK

          The Series B Preferred Stock contains a super voting feature whereby the class of Series B Preferred Stock has a continuous 51% of the voting power of the class of common stock and votes along with the common stock. This feature expires on December 31, 2099 at which time the number of votes that

Series B Preferred Stock may vote will be fixed at that number of votes that the Series B Preferred Stock could have voted on December 31, 2099. This feature results in continuous super voting until December 31, 2099. Series B Preferred Stock has a stated value of $100.00 per share and has a cumulative dividend of 1%. The calculation of the voting power of the Series B Preferred Stock is done without regard to the effect of the Series A Preferred Stock. Series A Preferred Stock votes along with our common stock.

The voting power of each of Series A and Series B Preferred Stock is calculated without regard to each other, but rather is on based on actual number of shares of common stock outstanding.

EXAMPLES OF CALCULATIONS OF PREFERRED STOCK FEATURES

Series A Preferred Stock Example.

     As of July 13, 2007, we have 41,364,000 shares of common stock outstanding.

     The class of Series A Preferred Stock is convertible into 30% of the then outstanding common stock. However, at a minimum, each share of Series A Preferred Stock is convertible into 1,000 shares of common stock, or an aggregate minimum of 30 million shares of common stock. The class of Series A Preferred Stock votes its common stock equivalent.

     Calculation: 41,364,000 common shares outstanding X 30% = 12,409,200. In this example, the minimum Series A Preferred Stock conversion amount of 30 million shares comes into effect.

     The result is that if all Series A Preferred Stock was converted, then upon such conversion we would issue 30 million shares of common stock. If there were no conversion, the class of Series A Preferred Stock would have 30 million votes.

Series B Preferred Stock Example

     As of July 13, 2007, we have 41,364,000 shares of common stock outstanding.

     The class of Series B Preferred Stock has 51% of the voting power. Thus the class of common stock has 49% of the voting power.

     Calculation: 41,364,000 common shares outstanding divided by 49% = 84,416,327 total voting power votes, of which the class of Series B Preferred Stock has 43,052,326 votes.

Combined Voting Effect of Preferred Stock Features:

     As of July 13, 2007,

     41,364,000 shares of common stock with 41,364,000 votes;
     30,000,000 votes from the class of Series A Preferred Stock; and 43,052,326 votes from the class of Series B Preferred Stock.
     Our total voting power is 114,416,326 votes for all classes of securities.


OTHER SHAREHOLDER MATTERS

     Election of Directors requires a plurality of votes cast at a shareholder meeting at which a quorum is present. Other general stockholder action requires the affirmative vote of a majority of the voting power represented at a meeting at which a quorum is present. Special shareholder matters, such as merger, requires the Texas statutory two-thirds super majority vote at a meeting in which a quorum is present.

     We have 105 shareholders of record of common stock.

     We have not paid any cash dividends on our common stock and we do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

THE PENNY STOCK RULES

     Our securities may be considered a penny stock if it trades at a price of less than $5.00 per share. Penny stocks are securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent disclosing recent price information on the limited market in penny stocks. The "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The penny stock restrictions will not apply to our securities when our market price is $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering. The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

------------------------------------------------------------------------------------------
Name                                    Shares      Shares    Shares          Percentage
Of                                      Owned       Offered   Owned           Owned After
Selling                                 Before      For       After           Offering If
Stockholder                             Offering    Sale      Offering        All
                                                              If All Shares   Shares Are
                                                              Are Sold        Sold
(1)                                                           (2)             (2)
------------------------------------------------------------------------------------------
Fahad Sunaid Abdularhman Al Sunaid      1,000,000  1,000,000              0             0

Rashed Sunaid A. Al Sunaid              1,000,000  1,000,000              0             0

Fahad Abdullah M. Bunhayah                700,000    700,000              0             0

Jalal Alghani                          10,000,000    300,000      9,700,000            23%

Jeffrey Family Trust 2006              10,000,000    300,000      9,700,000            23%

Khalid Al-Sunaid                       10,000,000    300,000      9,700,000            23%

John C. Malone                            500,000    300,000        200,000          0.05%

Joel Seidner                              500,000    300,000        200,000          0.05%

Adm. James A. Lyons Jr.(Ret.)             100,000    100,000              0             0

Peter Wilkinson                            10,000     10,000              0             0

David E. and Eleanore H. Baldwin          500,000    200,000        300,000          0.07%

Amer El-Kurdi                              10,000     10,000              0             0

Sami Rashed Al-Sunaid                     100,000     10,000         90,000          0.03%

Rashid H. Al-Shamsi                        50,000     10,000          40000          0.01%

Troy W. Tucker                             10,000     10,000              0             0

Ismael Alnoam                              10,000     10,000              0             0

Gene Livingston                            10,000     10,000              0             0

Dr. Raymond G. Bailey                      10,000     10,000              0             0

Dr. Lixin Liu                              10,000     10,000              0             0

Dr. Changlin Wu                            10,000     10,000              0             0

Michael Sellman                            10,000     10,000              0             0

--------------------------

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer (a broker- dealer may be a record holder). The following selling stockholders are affiliates: Jalal Alghani, Khalid Al-Sunaid, James Jeffrey, John Malone, Dr. David Baldwin and Joel Seidner.

(2) Assumes no sales or purchases are transacted by the Selling Stockholder during the offering period other than in this offering.

                              PLAN OF DISTRIBUTION


     The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-    An exchange distribution following the rules of the applicable exchange.

-    Privately negotiated transactions.

-    Short sales or sales of shares not previously owned by the seller.

- An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-    A combination of any such methods of sale.

-    Any other lawful method.

     The  Selling Stockholder may also engage in:

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE.

     In 2007 we engaged Comiskey & Company, P.C. of Denver, Colorado as our first independent registered public accounting firm.

                                LEGAL PROCEEDINGS

     We are not a plaintiff or defendant in any litigation, nor is any litigation threatened against us.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Joel Seidner, Esq., Attorney At Law, 880 Tully Road #50, Houston, Texas 77079, voice: (281) 493-1311, fax: (281) 667-3292, is our Chief Legal Officer
("CLO"). Mr. Seidner has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for Powered Corporation by Mr. Seidner. As of the date of this prospectus, Mr. Seidner owns 500,000 shares of our common stock.

     Our consolidated balance sheets as of December 31, 2006, 2005 and the consolidated statements of operations, stockholders' deficit, and cashflows, for the years ended December 31, 2006, 2005 and 2004, and the period from August 14, 1996 (Inception) through December 31, 2006, are included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of Comiskey & Company, P.C. of Denver, Colorado an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Texas law allows, and the articles of incorporation and bylaws provide for, the indemnification of Officers and Directors. We will indemnify our Officers and Directors. Our Articles of Incorporation and Bylaws provide, as permitted by governing Texas law, that our Directors, Officers and employees are indemnified to the fullest extent of Texas law. These provisions may discourage stockholders from bringing suit against a Director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a Director.

     The Texas Business Corporation Act provides that we may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director. An Officer of the corporation may be indemnified to the same extent. We may indemnify to an Officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to Directors.

     We may indemnify persons who are not or were not Officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity to the same extent that it may indemnify and advance expenses to Directors.

     We may indemnify an Officer, employee, agent, or person who is not a Director to such extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of Directors, or contract or as permitted or required by common law.

     We may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary.

     Our Articles of Incorporation at Article VIII state that we may indemnify Directors and Officers to the extent allowed by Texas law.

     Our bylaws at Section ARTICLE VII ----- INDEMNIFICATION, STATE AS FOLLOWS:

     Section 1.  Limitation  of Certain  Liabilities  of  Directors.  To the
     --------------------------------------------------------------
fullest extent permitted by the laws of the State of Texas, a Director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as Director.

     Section 2. Indemnification and Insurance. (a) Each person who was or is
     ----------------------------------------
made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Texas, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the laws of the State of Texas require, the payment of such expenses incurred by a Director or Officer in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Section 2 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and Officers.

     (b) If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Texas, nor an actual determination by the Corporation (including the Board's independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3.  Non-Exclusivity of Rights. The right to indemnification and the
     -------------------------------------
payment of expenses conferred in this Article VIII shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4. Insurance.  The Corporation may maintain insurance, at its
     --------------------
expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Texas.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our Directors, Officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              FINANCIAL STATEMENTS


                                                              PAGE

REPORT OF INDEPENDENT REGISTERED
    PUBLIC ACCOUNTING FIRM                                    F-2

Balance Sheets
    December 31, 2006 and 2005                                F-3

Statements of Operations
    Years Ended December 31, 2006, 2005 and 2004, and         F-4
    August 14, 1996 (Date of Inception) to
    December 31, 2006

Statements of Cash Flows
    Years Ended December 31, 2006, 2005 and 2004, and         F-5
    August 14, 1996 (Date of Inception) to
    December 31, 2006

Notes to Financial Statements                                 F-6

Balance Sheets (Unaudited)
    March 31, 2007 and December 31, 2006                      FF-1

Statements of Operations (Unaudited)                          FF-2
    Three months ended March 31, 2007 and 2006, and
    August 14, 1996 (Date of Inception) to
    March 31, 2007

Statements of Cash Flows (Unaudited)                          FF-3
    Three months ended March 31, 2007 and 2006, and
    August 14, 1996 (Date of Inception) to
    March 31, 2007

Notes to Financial Statements                                 FF-4

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
  Powered Corporation
  (A Development Stage Company)
  Houston, Texas

We have audited the accompanying balance sheets of Powered Corporation (A Development Stage Company), as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2006, 2005 and 2004 and the period from August 14, 1996 (Inception) through December 31, 2006. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.


/s/ Comiskey & Company
Professional Corporation
Denver, Colorado

July 11,  2007

                               Powered Corporation
                          (A Development Stage Company)
                                 Balance Sheets
                           December 31, 2006 and 2005


                                                        2006          2005
                                                     ----------    ----------
ASSETS
Current assets:
  Cash in bank                                      $    53,434   $         -
  Cash held by officer                                    7,107             -
                                                    -----------   -----------
Total current assets                                     60,541             -

Deposits                                                  6,361         5,000
                                                    -----------   -----------

Total assets                                        $    66,902   $     5,000
                                                    ===========   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities                                 $    20,000   $         -

Stockholders' equity
  Common stock; $.001 par value; 500,000,000
    Shares authorized; 70,964,000 shares
    issued and outstanding                               70,964        66,338
  Paid in capital                                     7,851,110     1,788,199
  Subscription receivable                            (4,600,000)            -
  Deficit accumulated during the development stage   (3,275,172)   (1,849,537)
                                                    -----------   -----------
Total stockholders' equity                               46,902         5,000
                                                    -----------   -----------

Total liabilities and stockholders' equity          $    66,902   $     5,000
                                                    ===========   ===========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                 Powered Corporation
                            (A Development Stage Company)
                              Statements of Operations


                                                                                 August 14,
                                                                                 1996 (Date
                                         Years Ended December 31,              of Inception)
                               ----------------------------------------------   to December
                                   2006             2005            2004          31, 2006
                              ---------------  --------------  --------------  --------------
Revenue:
  Consulting fees paid to
    related party             $       25,000   $           -   $           -   $      25,000

Operating Expenses:
  General and administrative       1,449,930         634,765       1,111,562       3,299,467
                              ---------------  --------------  --------------  --------------
Net loss from operations          (1,424,930)       (634,765)     (1,111,562)     (3,274,467)

Other income (expense):
  Dividend income                        305               -               -             305
  Currency exchange                   (1,010)              -               -          (1,010)
                              ---------------  --------------  --------------  --------------
    Total other income                  (705)              -               -            (705)
                              ---------------  --------------  --------------  --------------
Net loss                      $   (1,425,635)  $    (634,765)  $  (1,111,562)  $  (3,275,172)
                              ===============  ==============  ==============  ==============

Basic and diluted
  net loss per share          $        (0.02)  $       (0.01)  $       (0.02)

Weighted average number of
  common shares                   67,800,904      64,436,582      62,166,424

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                 Powered Corporation
                            (A Development Stage Company)
                    Statement of Changes in Stockholders' Deficit
       For the Period August 14, 1996 (Date of Inception) to December 31, 2006


                                                                          Deficit
                                                                        Accumulated
                         Common Stock                                     During
                     -------------------    Paid in     Subscription    Development
                       Shares    Amount     Capital      Receivable        Stage
                     ----------  -------  -----------  --------------  -------------
Shares issued to
  founders for
  services           10,321,000  $10,321  $   92,889   $           -   $          -
Net loss                                                                   (103,210)
                     ----------  -------  -----------  --------------  -------------

Balances,
  December 31, 2003  10,321,000   10,321      92,889               -       (103,210)

Shares issued for
  services           52,603,000   52,603     473,427               -              -
Expenses paid by
  shareholders                -        -     110,532               -              -
Imputed officer               -        -     480,000               -              -
  salaries
Net loss                                                                 (1,111,562)
                     ----------  -------  -----------  --------------  -------------

Balances,
  December 31, 2004  62,924,000   62,924   1,156,848               -     (1,214,772)

Shares issued for
  services            3,414,000    3,414      30,726               -              -
Expenses paid by
  shareholders                -        -     120,625               -              -
Imputed officer
  salaries                    -        -     480,000               -              -
Net loss                                                                   (634,765)
                     ----------  -------  -----------  --------------  -------------

Balances,
  December 31, 2005  66,338,000   66,338   1,788,199               -     (1,849,537)

Shares issued for
  cash                4,000,000    4,000   4,996,000      (4,600,000)             -
  services              626,000      626     441,234               -              -
Fundraising costs             -        -     (20,000)              -              -
Expenses paid by
  shareholders                -        -     165,677               -              -
Imputed officer
  salaries                    -        -     480,000               -              -
Net loss                                                                 (1,425,635)
                     ----------  -------  -----------  --------------  -------------

Balances,
  December 31, 2006  70,964,000  $70,964  $7,851,110   $  (4,600,000)  $ (3,275,172)
                     ==========  =======  ===========  ==============  =============

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                      Powered Corporation
                                 (A Development Stage Company)
                                    Statements of Cash Flows


                                                                                   August 14,
                                                                                   1996 (Date
                                             Years Ended December 31,            of Inception)
                                  --------------------------------------------    to December
                                      2006             2005           2004          31, 2006
                                 ---------------  --------------  -------------  --------------
OPERATING ACTIVITIES
  Net loss                       $   (1,425,635)  $    (634,765)  $ (1,111,562)  $  (3,275,172)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
    Shares issued for services          441,860          34,140        526,030       1,105,240
    Imputed officer salaries            480,000         480,000      480,000 1       1,440,000
  Increase in accounts payable           20,000                                         20,000
                                 ---------------  --------------  -------------  --------------
  Net cash used in
    operating activities               (483,775)       (120,625)      (105,532)       (709,932)
                                 ---------------  --------------  -------------  --------------

INVESTING ACTIVITIES
  Increase in deposits                   (1,361)              -         (5,000)         (6,361)
                                 ---------------  --------------  -------------  --------------

FINANCING ACTIVITIES
  Proceeds from issuance of
    common stock                        400,000               -              -         400,000
  Less:  costs of fundraising           (20,000)                                       (20,000)
  Less:  cash held by officer            (7,107)              -              -          (7,107)
  Expenses paid by shareholders         165,677         120,625        110,532         396,834
                                 ---------------  --------------  -------------  --------------
  Net cash provided by
    financing activities                538,570         120,625        110,532         769,727
                                 ---------------  --------------  -------------  --------------

NET INCREASE (DECREASE) IN CASH          53,434               -              -          53,434

CASH AT BEGINNING OF PERIOD                   -               -              -               -
                                 ---------------  --------------  -------------  --------------

CASH AT END OF PERIOD            $       53,434   $           -              -   $      53,434
                                 ===============  ==============  =============  ==============

Supplementary disclosures
  Interest paid in cash          $            -   $           -   $          -   $           -
  Income taxes paid in cash                   -               -              -               -
Non-cash investing and
  financing disclosures                       -               -              -               -

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                               Powered Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND ACCOUNTING POLICIES

Powered Corporation, a Texas corporation, was formed August 14, 1996, and has been in the development stage since inception. Powered was formed to design, build and operate nuclear power plants and related infrastructure facilities in various countries.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Basic and Diluted Net Loss per Share
------------------------------------
Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the year. They include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share are the same due to the absence of common stock equivalents.

Cash and Cash Equivalents
-------------------------
For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less.

Cash held by Officer
--------------------
This cash is held in a personal account by an officer and principal shareholder because Powered was waiting for the issuance of a business license in Dubai, which was subsequently issued on July 5, 2007.

Income Taxes
------------
Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Recently Issued Accounting Pronouncements
-----------------------------------------
Powered Corporation does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on its financial position, results of operations or cash flows.

NOTE 2 - COMMON STOCK

From inception (August 14, 1996) through December 31, 2004:

     - Powered issued 62,924,000 shares of common stock for services. These shares were valued and recorded at their fair value of $629,240.
     - Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $110,532.

During the year ended December 31, 2005:

     - Powered issued 3,414,000 shares of common stock for services. These shares were recorded at their fair value of $34,140.
     - Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $120,625.

During the year ended December 31, 2006:

     - Powered sold 4,000,000 shares of common stock for $5,000,000. As of December 31, 2006, Powered has received $400,000 in cash. During 2007 through June 15, 2007, Powered received another $2,650,000.
     - Powered issued 626,000 shares of common stock for services. These shares were recorded at their fair value of $441,860.
     - Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $165,677.

NOTE 3 - INCOME TAXES

Powered Corporation uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2006, Powered Corporation incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $700,000 at December 31, 2006, and will expire in the years 2024 - 2026.

At December 31, 2006, deferred tax assets consisted of the following:

          Deferred tax assets
            Net operating losses         $ 242,000
            Less: valuation allowance     (242,000)
                                         ----------
          Net deferred tax asset         $       -
                                         ==========

NOTE 4 - COMMITMENTS

Powered Corporation leases its Yemen and Dubai offices with leases expiring December 31, 2008 and February 19, 2010, respectively. In addition, a villa is leased in Dubai on a month-to-month basis for $4,098 per month. Total rent expense for 2006, 2005, and 2004 was $77,214, $64,800 and $43,200, respectively.
Future rent obligations are as follows

          2007                     $ 244,899
          2008                       195,719
          2009                       165,719
          2010                           -0-
                                   ---------
                                   $ 606,337
                                   =========

The Dubai office is being moved to Saba Tower, and total leasehold improvements will cost $151,500. $60,598 (40%) was paid in February 2007 and the balance will be due in Summer 2007.

In September 2006, Powered agreed to pay a commission of 5% of all stock sales proceeds to Energy Advisors, LLC, a Dubai corporation.


NOTE 5 - RELATED PARTY TRANSACTIONS

During 2006, Powered received $25,000 in consulting revenue & paid $120,000 in legal fees to a founding shareholder and director, Khalid Al-Sunaid.


NOTE 6 - SUBSEQUENT EVENTS

During the three months ended March 31, 2007:

- Powered issued 4,000 shares of preferred stock Series B to its 3 directors and CFO for services. These shares were recorded at their fair value of $400,000.

- Powered cancelled 30,000,000 shares of common stock and issued 30,000 shares of preferred stock Series A to its 3 principal shareholders for services at their fair value of $30,000,000.

- During 2007 through June 15, 2007, Powered received $2,650,000 in cash from the subscriptions receivable. This cash is held in a personal account by one of the principal shareholders because Powered was waiting for the issuance of a business license in Dubai.

                                Powered Corporation
                           (A Development Stage Company)
                                  Balance Sheets
                       March 31, 2007 and December 31, 2006
                                    (Unaudited)


                                                         2007            2006
                                                     ------------    ------------
ASSETS
Current assets:
  Cash in bank                                      $      33,404   $      53,434
  Cash held by officer                                  1,487,390           7,107
  Prepaid rent                                            212,211               -
                                                     ------------    ------------
Total current assets                                    1,733,005          60,541
                                                     ------------    ------------

Vehicles and leasehold improvements, net of
  accumulated depreciation of $5,103                      282,041               -

Security deposits                                           6,361           6,361
                                                     ------------    ------------

Total assets                                        $   2,021,407   $      66,902
                                                     ============   ============


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                  $      21,000   $      20,000
                                                     ------------    ------------

Commitments                                                     -               -

Stockholders' equity:
  Common stock; $.001 par value; 500,000,000
    shares authorized; 40,964,000 shares
    issued and outstanding                                 40,964          70,964
  Preferred stock; $.001 par value; 5,000,000
    shares authorized
      Series A; 30,000 issued and outstanding                  30               -
      Series B; 4,000 issued and outstanding                    4               -
  Paid in capital                                      38,148,576       7,851,110
  Subscription receivable                              (1,950,000)     (4,600,000)
  Deficit accumulated during the development stage    (34,239,167)     (3,275,172)
                                                     ------------    ------------
Total stockholders' equity                              2,000,407          46,902
                                                     ------------    ------------

Total liabilities and stockholders' equity          $   2,021,407   $      66,902
                                                     ============   ============

                                  Powered Corporation
                             (A Development Stage Company)
                                Statements of Operations
                                      (Unaudited)


                                                                       August 14, 1996
                                              Three months ended           (Date of
                                                    March 31,            Inception)to
                                        -----------------------------      March 31,
                                             2007            2006            2007
                                        --------------  -------------  ----------------
Revenue:
  Consulting fees to related party      $           -   $           -   $       25,000
                                        --------------  -------------  ----------------

Operating costs and expenses:
  General and administrative               30,958,813         172,358       34,258,280
  Depreciation                                  5,103               -            5,103
                                        --------------  -------------  ----------------
    Total operating costs and expenses     30,963,916         172,358       34,263,383
                                        --------------  -------------  ----------------

Loss from operations                      (30,963,916)       (172,358)     (34,238,383)

Other income (expense):
  Dividend income                                  24               -              329
  Currency exchange                              (103)              -           (1,113)
                                        --------------  -------------  ----------------
    Total other expense                           (79)              -             (784)
                                        --------------  -------------  ----------------
Net loss                                $ (30,963,995)  $    (172,358)  $  (34,239,167)
                                        ==============  =============  ================


Net loss per share                      $       (0.76)  $       (0.00)
                                        ==============  =============

Weighted average number of
  common shares                            40,964,000      66,358,267
                                        ==============  =============

                                   Powered Corporation
                              (A Development Stage Company)
                                Statements of Cash Flows
                                       (Unaudited)


                                                                             August 14,
                                                                                1996
                                                  Three months ended         (Date of
                                                       March 31,           Inception)to
                                             ----------------------------    March 31,
                                                  2007           2006          2007
                                             --------------  ------------  -------------
OPERATING ACTIVITIES
  Net loss                                   $ (30,963,995)  $  (172,358)  $(34,239,167)
  Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation                                     5,103             -          5,103
    Imputed officer salaries                             -       120,000      1,440,000
    Shares issued for services
      Common shares                                      -         1,860      1,105,240
      Preferred A shares                        30,000,000             -     30,000,000
      Preferred B shares                           400,000             -        400,000
  Change in:
    Prepaid rent                                  (212,211)            -       (212,211)
    Accounts payable                                21,000             -         21,000
                                             --------------  ------------  -------------
  Net cash used in operating activities           (750,103)      (50,498)    (1,480,035)
                                             --------------  ------------  -------------
INVESTING ACTIVITIES
  Purchase of vehicles and leasehold
    improvements                                  (287,144)            -       (287,144)
  Deposits                                               -        (1,361)        (6,361)
                                             --------------  ------------  -------------
  Net cash used in investing activities           (287,144)       (1,361)      (293,505)
                                             --------------  ------------  -------------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock         2,650,000             -      3,050,000
  Less:  costs of fundraising                     (152,500)            -       (152,500)
  Expenses paid by shareholders                          -        51,859         91,834
  Less:  cash held by officer                   (1,480,283)            -     (1,487,390)
                                             --------------  ------------  -------------
  Net cash provided by financing activities      1,017,217        51,859      1,806,944
                                             --------------  ------------  -------------

NET INCREASE (DECREASE) IN CASH                    (20,030)            -         33,404

CASH AT BEGINNING OF PERIOD                         53,434             -              -
                                             --------------  ------------  -------------

CASH AT END OF PERIOD                        $      33,404   $         -   $     33,404
                                             ==============  ============  =============

                               Powered Corporation
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Powered Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2006 as reported elsewhere herein have been omitted.


NOTE 2 - COMMON STOCK

During the three months ended March 31, 2007:

- Powered issued 4,000 shares of preferred stock Series B to its 3 directors and CFO for services. These shares were recorded at their fair value of $400,000.

- Powered cancelled 30,000,000 shares of common stock and issued 30,000 shares of preferred stock Series A to its 3 principal shareholders for services at their fair value of $30,000,000.

- During 2007 through June 15, 2007, Powered received $2,650,000 in cash from the subscriptions receivable. This cash is held in a personal account by one of the principal shareholders because Powered was waiting on the issuance of a business license in Dubai.

                                    FORM S-1

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS


                                       47

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Texas law allows, and the articles of incorporation and bylaws provide for, the indemnification of Officers and Directors. We will indemnify our Officers and Directors. Our Articles of Incorporation and Bylaws provide, as permitted by governing Texas law, that our Directors, Officers and employees are indemnified to the fullest extent of Texas law. These provisions may discourage stockholders from bringing suit against a Director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a Director.

     The Texas Business Corporation Act provides that we may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a Director. An Officer of the corporation may be indemnified to the same extent. We may indemnify an Officer, employee, or agent of the corporation to the same extent that it may indemnify and advance expenses to Directors.

     We may indemnify persons who are not or were not Officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity to the same extent that it may indemnify and advance expenses to Directors.

     We may indemnify an Officer, employee, agent, or person who is not a Director to such extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of Directors, or contract or as permitted or required by common law.

     We may purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a Director, Officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary.


     Our Articles of Incorporation at Article VIII state that we may indemnify Directors and Officers to the extent allowed by Texas law.

     Our bylaws at Section ARTICLE VII ----- INDEMNIFICATION, STATE AS FOLLOWS:

     Section 1.  Limitation  of Certain  Liabilities  of  Directors.  To the
     --------------------------------------------------------------
fullest extent permitted by the laws of the State of Texas, a Director of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as Director.

     Section 2. Indemnification and Insurance. (a) Each person who was or is
     ----------------------------------------
made a party or is threatened to be
made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or Officer of the Corporation or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Texas, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that if the laws of the State of Texas require, the payment of such expenses incurred by a Director or Officer in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Section 2 or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and Officers.

     (b) If a claim under paragraph (a) of this Section 2 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Texas, nor an actual determination by the Corporation (including the Board's independent legal counsel, or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3.  Non-Exclusivity of Rights. The right to indemnification and the
     -------------------------------------
payment of expenses conferred in this Article VIII shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 4. Insurance.  The Corporation may maintain insurance, at its
     --------------------
expense, to protect itself and any Director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the State of Texas.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our Directors, Officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The amounts set forth are all estimates:


                                                    Amount Paid or
                                                        be Paid
SEC registration fee                                $      1,430.00
Printing and engraving expenses                            4,000.00
Attorneys' fees and expenses                              25,000.00
Accountants' fees and expenses                            10,000.00
Transfer agent's and registrar's fees and expenses         3,000.00
Edgar service provider fee                                 3,000.00
CUSIP fee                                                    134.00
Miscellaneous                                              1,000.00
                                                    ---------------

    Total                                           $     47,564.00 (*)
                                                    ===============

---------------
(*)

The amounts set forth are all estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During the period from inception (August 14, 1996) through ended July 13, 2007, we issued unregistered securities.

     From inception (August 14, 1996) through December 31, 2004, we issued an aggregate of 62,924,000 shares of common stock to our founders and to third party vendors for services rendered. These shares were valued and recorded at their fair value of $629,240. Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $110,532. We issued these securities in reliance on Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In 2005, we issued 3,414,000 shares of common stock to our founders and to third party vendors for services rendered. These shares were recorded at their fair value of $34,140. Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $120,625. We issued these securities in reliance on Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In 2006, we issued 626,000 shares of common stock to our founders and to third party vendors for services rendered. These shares were recorded at their fair value of $441,860. Shareholders contributed services valued at $480,000 and paid corporate expenses out of pocket for $165,677. We issued these securities in reliance on Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In 2006, three investors subscribed for an aggregate of 4,000,000 shares of common stock for $1.00 per share, for which we have received $2,700,000 in cash as of July 1, 2007. 1,300,000 shares have not been paid for at this time and remain unissued. We issued these securities in reliance on Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In 2007, we issued 10,000 shares of Series A Preferred Stock each to our founders, Jalal Alghani, James Jeffrey and Khalid Al-Sunaid.

In exchange, they each retuned to us for cancellation 10,000,000 shares of common stock. At the same time we issued as replacement shares to each of them 10,000,000 shares of common stock. We issued these securities in reliance on
Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In 2007, we issued 2,000 shares of Series B Preferred Stock each to our Directors, Jalal Alghani, James Jeffrey, John Malone and Khalid Al-Sunaid. These shares were recorded at their fair value of $400,000. We issued these securities in reliance on Section 4(2) of the Securities Act. These transactions did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. Each stock certificate contained a legend stating that the securities were not registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

ITEM 27. EXHIBITS

Exhibit
Number   Description


3.1.1    Articles of Incorporation----Provided herewith.

3.1.2    Amendment to Articles of Incorporation----Provided herewith.

3.1.3 Designation Certificate of Series A Convertible Preferred Stock----Provided herewith.

3.1.4 Designation Certificate of Series B Convertible Preferred Stock----Provided herewith.

3.2.1    By-laws----Provided herewith.

4.1      Specimen Stock Certificate----Provided herewith.

5.1      Opinion re: legality----Provided herewith.

9.1      Voting Trust--- Provided herewith.

10.1     Contract with Khalid Al-Sunaid----Provided herewith.

23.1     Consent of Independent Auditors----Provided herewith.

23.2     Consent of Counsel----(see Exhibit 5.1)


ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

               i.   If the registrant is relying on Rule 430B:

                         A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the field prospectus was deemed part of and included in the registration statement; and

                         B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and


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
               iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               The undersigned registrant hereby undertakes that:

               For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on July 13, 2007.


                             Powered Corporation


July 13, 2007.               /s/ James Jeffrey
                             James Jeffrey
                             Director, Co-Chairman,
                             CEO - North & South America, Asia
                             and President.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                  Date


/s/James Jeffrey         Director, Co-Chairman,                 July 13, 2007
James Jeffrey            CEO - North & South America, Asia
                         and President


/s/ John Malone          CFO, Principal Accounting              July 13, 2007
John Malone              Officer and Director



/s/ Jalal Alghani        Director, Co-Chairman,                 July 13, 2007
Jalal Alghani            CEO - Middle east and Africa
                         and COO

/s/ Khalid Al-Sunaid     Director                               July 13, 2007
Khalid Al-Sunaid


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